Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated September 7, 2001 included in Vail Resorts, Inc.'s Form 10-K for the year ended July 31, 2001 and to all references to our Firm included in this Registration Statement.


ARTHUR ANDERSEN LLP

Denver, Colorado,
   January 17, 2002.